Exhibit 99.1

News Release

For more information contact:

Media Relations:

Melanie Tolley 262-879-5098

Investor Relations:

David Banks 262-879-5055

For immediate release:

Oct. 24, 2006

Fiserv Reports Third Quarter Results

Revenue Growth and Margin Expansion Lead to Strong Earnings

Brookfield, Wis., Oct. 24, 2006—Fiserv, Inc. (Nasdaq: FISV), a leading provider of information management systems and services to the financial and health benefit industries, today reported revenues and earnings for the third quarter of 2006. Total revenues for the quarter increased 14 percent to $1.16 billion compared with $1.01 billion in 2005.

Earnings per share for the quarter were $0.63 compared with $0.60 in 2005. Earnings per share from continuing operations were $0.63 for the quarter compared with adjusted earnings per share of $0.56 for the third quarter of 2005.

For the nine months ended Sept. 30, 2006, total revenues increased 12 percent to $3.35 billion compared with $2.98 billion in 2005. Earnings per share for the first nine months of 2006 were $1.93 compared with $1.90 in 2005. Earnings per share from continuing operations increased 15 percent to $1.89 for the first nine months of 2006 versus adjusted earnings per share of $1.65 in 2005.

“The Financial segment led our strong third quarter performance. Solid revenue growth and increasing margins are indicative of our enhanced focus on delivering results,” said Jeff Yabuki, president and chief executive officer of Fiserv. “We are pleased with our results and are on track to achieve our full-year targets.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

“We are excited about the positive response to our recent launch of Fiserv 2.0, our new plan to enhance value, opportunity and growth for our key stakeholders,” added Yabuki. “We are putting the strategies and initiatives in place that we believe will help us to deliver even better results over the long term.”

Other business and operating highlights for the third quarter and the first nine months of 2006 included:

•	Cash flow from operations increased 15 percent for the first nine months to $453 million in 2006 from $393 million in 2005, and capital expenditures were $150 million for the first nine months of the year;

•	Financial segment operating income was up 16 percent to $165 million versus adjusted operating income of $142 million in the third quarter of 2005;

•	Adjusted operating margin for the quarter in the company’s Financial segment improved 150 basis points to 23.9 percent as compared to 22.4 percent in the third quarter of 2005;

•	The company repurchased 1.6 million shares of its common stock in the third quarter for a total of 9.8 million shares during the first nine months of 2006. The company had 3.2 million shares remaining under its repurchase authorization as of Sept. 30, 2006;

•	Fiserv Electronic Funds Transfer had strong sales results with 48 new clients signed in the quarter, bringing the total for the year to 159 new clients. Nearly 85 percent of the year-to-date sales were made within the Fiserv core client base;

•	The Fiserv Clearing Network (FCN) added 81 new clients in the quarter and a total of 205 clients in 2006. FCN has 100 percent settlement bank coverage across the United States;

•	Wachovia Bank recently selected Fiserv to provide home equity processing services that will enable the bank to reduce its costs, while meeting its customers’ need for an efficient process;

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

•	Fiserv successfully converted Sovereign Bank’s recent acquisition of Independence Community Bank Corp., a $19 billion asset institution, to Fiserv’s SourceOne core processing system. Sovereign Bank is now an $89 billion financial institution;

•	Fiserv completed two acquisitions in the quarter:

•	The Jerome Group LLC, a full-service direct marketing firm and digital print provider, which enhances the ability of Fiserv’s Output Solutions division to help clients build loyalty and drive new revenues; and

•	InsureWorx®, a provider of core processing software solutions for workers’ compensation, commercial property and casualty and risk administration organizations, which enhances Fiserv’s commercial insurance solutions capabilities.

OUTLOOK FOR 2006

The company updated its full-year 2006 continuing operations earnings estimate to be within a range of $2.51 to $2.54 per share, from its previously communicated guidance of $2.48 to $2.54 per share. The company anticipates its 2006 adjusted internal revenue growth rates (excluding customer reimbursements and prescription product revenues) will be in the mid-single digits for the Financial and Investment segments and low single digits in the Health segment.

ACCOUNTING CHANGE

On Jan. 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which requires companies to expense the value of employee stock purchase plans, stock option grants and similar awards. The company adopted SFAS 123R under the modified prospective method, which requires the application of SFAS 123R in 2006 to new awards and to awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of outstanding awards for which service had not been rendered (such as unvested options) that were outstanding as of Jan. 1, 2006 will be recognized as the remaining services are rendered.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Share-based compensation expense for the third quarter of 2006 was $4.7 million, or $0.02 per share, and for the nine-month period ended Sept. 30, 2006 was $24.0 million, or $0.09 per share. Share-based compensation expense is estimated to be $0.11 per share for the full year of 2006.

EARNINGS CONFERENCE CALL

Fiserv will discuss the third quarter results on a conference call and Webcast at 4 p.m. CDT on Oct. 24. To register for the event, go to www.fiserv.com and click on “Upcoming Events.”

USE OF NON-GAAP FINANCIAL INFORMATION

The company reports its financial results in accordance with GAAP. In addition, the company uses certain non-GAAP performance measures, including “free cash flow,” “internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” and “adjusted earnings per share,” to provide investors a more complete understanding of the company’s underlying operational results. These non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to occur infrequently, such as the realized gain on sale of investment occurring in the nine-month period ended Sept. 30, 2005. The company believes this adjusted measure is more indicative of the company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

ABOUT FISERV

Fiserv, Inc. (Nasdaq: FISV), a Fortune 500 company, provides information management systems and services to the financial and health benefits industries. Leading services include transaction processing, outsourcing, business process outsourcing, software and systems solutions.

The company serves more than 17,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2005 and 2004 FinTech 100 surveys.

Fiserv Health provides health plan management, pharmacy benefits management and BPO services to the managed care market, self-funded commercial and government employers and health plans.

Headquartered in Brookfield, Wis., Fiserv reported more than $4 billion in total revenue for 2005. For more information, please visit www.fiserv.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding estimated earnings per share from continuing operations, internal revenue growth rates and share-based compensation expense for the full year 2006, investment spending in the Health segment expected to continue through the remainder of 2006, and annualized expense savings in the Health segment’s health plan administration business. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, changes in customers’ demand for the company’s products, pricing and other actions by competitors, potential impact of initiatives implemented as a result of the company’s strategic review process, general changes in economic conditions and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Processing and services	$763,404	$722,984	$2,265,885	$2,125,928
Product	393,141	288,661	1,080,525	855,257

Total revenues	1,156,545	1,011,645	3,346,410	2,981,185

Expenses:
Cost of processing and services (1)	488,284	470,787	1,461,831	1,365,062
Cost of product	336,424	239,680	886,727	690,175
Selling, general and administrative (1)	146,097	129,659	434,970	379,168

Total expenses	970,805	840,126	2,783,528	2,434,405

Operating income	185,740	171,519	562,882	546,780
Interest expense – net	(9,987)	(3,429)	(24,867)	(8,371)
Realized gain from sale of investment (2)	—	—	—	43,452

Income from continuing operations, before income taxes	175,753	168,090	538,015	581,861
Income tax provision	65,665	58,751	200,736	218,880

Income from continuing operations	110,088	109,339	337,279	362,981
Gain from discontinued operations, net of tax	—	3,600	6,689	2,981

Net income	$110,088	$112,939	$343,968	$365,962

Earnings per share:
Continuing operations	$0.63	$0.58	$1.89	$1.88
Discontinued operations	—	0.02	0.04	0.02

Total	$0.63	$0.60	$1.93	$1.90

Adjusted earnings per share – continuing operations:
Continuing operations	$0.63	$0.58	$1.89	$1.88
Adjustments:
Pro forma share-based compensation (3)	—	0.02	—	0.09
Realized gain from sale of investment (2)	—	—	—	0.14

Adjusted earnings per share – continuing operations	$0.63	$0.56	$1.89	$1.65

Diluted shares used in computing earnings per share	175,875	189,676	178,403	192,799

(1)	Share-based compensation expense for the nine-month period ended September 30, 2006 was $24.0 million ($0.09 per share) primarily due to the adoption of SFAS 123R on January 1, 2006, of which $5.7 million is included in cost of processing and services and $18.3 million is included in selling, general and administrative expenses. If SFAS 123R had been adopted January 1, 2005, share-based compensation expense for the first nine months of 2005 would have been $29.6 million, or $27.0 million higher than the $2.6 million of share-based compensation expense recorded in the period.
(2)	Represents the sale of the company’s remaining 3.2 million shares of Bisys Group, Inc. common stock in the first quarter of 2005.
(3)	Represents pro forma impact in 2005 of the incremental share-based compensation expense under SFAS 123R, which was adopted on January 1, 2006 under the modified prospective method.

Adjusted earnings per share is a non-GAAP financial measure that the company believes is useful to investors because it presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items that provide for meaningful comparisons between current results and prior-year reported results.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$170,897	$184,471
Trade accounts receivable	591,684	530,802
Prepaid expenses and other assets	154,106	128,382
Investments	2,005,588	2,126,538
Property and equipment – net	253,624	226,013
Intangible assets – net	616,645	593,808
Goodwill	2,372,500	2,249,502

TOTAL	$6,165,044	$6,039,516

LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade accounts payable	$238,054	$194,409
Accrued expenses	348,115	388,251
Accrued income taxes	6,148	4,266
Deferred revenues	232,079	240,105
Customer funds held and retirement account deposits	1,892,604	1,985,368
Deferred income taxes	171,588	165,992
Long-term debt	829,144	595,385

TOTAL LIABILITIES	3,717,732	3,573,776

SHAREHOLDERS’ EQUITY
Preferred stock, no par value: 25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 197,796,239 and 197,507,892 shares issued	1,978	1,975
Additional paid-in capital	706,250	693,715
Accumulated other comprehensive income	685	1,321
Accumulated earnings	2,780,945	2,436,977
Treasury stock, at cost, 24,455,827 and 15,753,675 shares	(1,042,546)	(668,248)

TOTAL SHAREHOLDERS’ EQUITY	2,447,312	2,465,740

TOTAL	$6,165,044	$6,039,516

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$343,968	$365,962
Adjustment for discontinued operations	(6,689)	(2,981)
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain from sale of investments	—	(43,452)
Deferred income taxes	18,485	16,646
Share-based compensation	23,999	2,579
Excess tax benefit from exercise of options	(3,742)	—
Depreciation and amortization	142,948	132,452
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Trade accounts receivable	(35,694)	(48,238)
Prepaid expenses and other assets	(8,942)	(6,925)
Trade accounts payable and accrued expenses	(8,565)	5,079
Deferred revenues	(16,162)	(18,829)
Accrued income taxes	2,970	(9,737)

Net cash provided by operating activities	452,576	392,556

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software costs for external customers	(149,965)	(109,481)
Payment for acquisitions of businesses, net of cash acquired	(183,947)	(495,040)
Proceeds from sale of businesses, net of expenses paid	4,480	283,273
Cash distribution received from discontinued operations prior to sale	—	68,000
Investments	121,021	(278,712)

Net cash used in investing activities	(208,411)	(531,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term debt – net	—	(50,000)
Proceeds from long-term debt – net	224,768	83,163
Issuance of common stock and treasury stock	27,914	26,723
Purchases of treasury stock	(421,399)	(458,502)
Excess tax benefit from exercise of options	3,742	—
Customer funds held and retirement account deposits	(92,764)	195,906

Net cash used in financing activities	(257,739)	(202,710)

Change in cash and cash equivalents	(13,574)	(342,114)
Beginning balance	184,471	516,127

Ending balance	$170,897	$174,013

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Segment
Revenues:(1)
Financial institution outsourcing, systems and services (“Financial”)	$787,679	$718,931	$2,336,810	$2,130,959
Health plan management services (“Health”)	334,838	260,004	905,520	750,053
Investment support services (“Investment”)	34,028	32,710	104,080	100,173

Total	$1,156,545	$1,011,645	$3,346,410	$2,981,185

Operating income:(1)
Financial	$164,993	$145,844	$490,195	$466,149
Health	15,386	20,126	53,674	61,259
Investment	5,361	5,549	19,013	19,372

Total	$185,740	$171,519	$562,882	$546,780

Operating margin:
Financial	21%	20%	21%	22%
Health	5%	8%	6%	8%
Investment	16%	17%	18%	19%

Total	16%	17%	17%	18%

(1)	Included in the Financial segment results are early contract termination fees of $6.8 million for the three months ended and $16.3 million for the nine months ended September 30, 2006 compared to $4.4 million and $26.4 million for the comparable periods in 2005, respectively. This segment’s businesses generally enter into three- to five-year contracts that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

ADJUSTED OPERATING INCOME AND MARGIN INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Segment
Adjusted operating income:(1)
Financial	$164,993	$141,956	$490,195	$441,795
Health	15,386	19,699	53,674	59,483
Investment	5,361	5,336	19,013	18,484

Total	$185,740	$166,991	$562,882	$519,762

Adjusted operating margin:(1)
Financial	24%	22%	24%	24%
Health	13%	17%	15%	17%
Investment	16%	16%	18%	18%

Total	22%	21%	22%	22%

Customer reimbursements:
Financial	$96,266	$84,861	$295,365	$256,306
Health	1,555	1,497	4,760	4,178

Total	$97,821	$86,358	$300,125	$260,484

Prescription product costs in Health segment	$211,062	$139,125	$531,500	$394,306

SFAS 123R: (2)
Financial	$4,264	$3,888	$21,839	$24,354
Health	281	427	1,440	1,776
Investment	141	213	720	888

Total	$4,686	$4,528	$23,999	$27,018

(1)	2006 represents actual operating income. Adjusted operating income in 2005 includes the pro forma share-based compensation expense (SFAS 123R) impact. Adjusted operating margin excludes customer reimbursement and prescription product costs which are included in revenues and expenses and includes the SFAS 123R impact in 2005. Customer reimbursements primarily consist of pass-through costs such as postage and data communication expenses.
(2)	2005 dollar amounts represent the incremental share-based compensation expense as if SFAS 123R had been adopted by the company on January 1, 2005. The actual share-based compensation expense recorded for the nine-month period ended September 30, 2005 was $2.6 million.

Adjusted operating income and margin are non-GAAP financial measures that the company believes are useful to investors because they provide more insight into how management views the underlying operating performance of the company. Management excludes the impact of pass-through customer reimbursements and prescription product costs that must be presented in revenue and expenses under GAAP and includes the pro forma share-based compensation expense impact for the disclosed periods in 2005 due to the prospective adoption of SFAS 123R, effective January 1, 2006.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Segment
Financial	6%	4%	6%	4%
Health	28%	12%	19%	12%
Investment	4%	5%	4%	8%

TOTAL	11%	6%	10%	6%

	Adjusted (2) Three Months Ended September 30,		Adjusted (2) Nine Months Ended September 30,
	2006	2005	2006	2005
Financial	6%	5%	6%	6%
Health	2%	3%	2%	4%
Investment	4%	5%	4%	8%

TOTAL	5%	5%	5%	6%

(1)	Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $26.5 million ($25.6 million in the Financial segment and $0.9 million in the Health segment) for the third quarter of 2006 and $73.7 million ($63.9 million in the Financial segment and $9.8 million in the Health segment) for the nine months ended September 30, 2006 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period. Acquired revenues in the financial segment include customer reimbursement pass-through costs of $4.4 million in the third quarter of 2005.
(2)	The adjusted internal revenue growth percentages exclude the impact of customer reimbursements and prescription product costs, which are both included in revenues and expenses under GAAP. See footnote 1 in the Adjusted Operating Income and Margin Information section.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the company believes are useful to investors because they present internal revenue growth both including and excluding customer reimbursements and prescription product costs that must be presented in revenue under GAAP.

SELECTED FINANCIAL INFORMATION

(In thousands, unaudited)

	Nine Months Ended September 30,
	2006	2005
Free Cash Flow
Net cash provided by operating activities	$452,576	$392,556
Capital expenditures	(149,965)	(109,481)

Free cash flow	$302,611	$283,075

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the company believes is useful to investors because it measures cash flow after the company has satisfied the capital requirements of its operations.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Segment Results

Financial Segment:

The company’s largest operating segment continued 2006 with strong third quarter performance. The segment generated revenues of $788 million for the quarter with operating income of $165 million, compared with adjusted operating income in 2005 of $142 million, a 16.2 percent increase. Adjusted operating margin continued to be strong at 23.9 percent for the quarter compared with 22.4 percent in the third quarter of 2005. The increase in adjusted operating margin of 150 basis points in the third quarter of 2006 compared with 2005 was due primarily to an increase in higher-margin revenues in the company’s payments businesses, continued strong results in core bank processing, and some improvements in operating efficiencies. Year-to-date adjusted operating margins in 2006 and 2005 were 24.0 percent and 23.6 percent, respectively.

Year-to-date adjusted internal revenue growth was 6 percent in both 2006 and 2005, consistent with the company’s annual guidance of mid-single digits for the segment. Contributing positively to the internal growth rate in 2006 were increased volume and new clients in loan settlement services within the Lending division; new client growth and increased sales of banking, credit union, and payment products and services; and continued solid growth in card fulfillment and print services within the Output Solutions division.

Health Segment:

Health segment revenues were $335 million for the quarter with operating income of $15 million. Adjusted operating margin for the quarter was down 390 basis points to 12.6 percent as compared to 16.5 percent in the third quarter of 2005. Year-to-date adjusted operating margin was 14.5 percent in 2006 compared with 16.9 percent in 2005. For the quarter, adjusted operating margin was negatively impacted by incremental investments of $4 million in several growth areas, which include the company’s consumer-directed health care initiatives. The incremental investments negatively impacted adjusted operating margin in the third quarter of

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

2006 by approximately 340 basis points. For the first nine months of 2006, the incremental investments were $6.5 million, which negatively impacted adjusted operating margin by approximately 180 basis points. These investments are expected to continue through the end of 2006.

The health plan administration business continued to implement operational enhancements, which are expected to provide, on an annualized basis, expense savings in the range of $6 million to $12 million. The segment will experience some limited incremental benefit from these expense savings in the fourth quarter of 2006 and should be fully implemented by the middle of 2007.

####

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com